FIRST AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, MOMENTUS INC. (the “Borrower”) and SPACE INFRASTRUCTURES VENTURES, LLC (the “Lender”) hereby enter into this First Amendment to Secured Convertible Promissory Note (this “First Amendment”) and agree to amend that certain Secured Convertible Promissory Note between Borrower and Lender dated July 12, 2024 (the “Original Issuance Date”), (together with all documents, instruments, and agreements entered into and/or delivered in connection therewith, the “Secured Note” or “Agreement”) as follows:

Section 1. The language of Section 6 of the Secured Note is hereby stricken and replaced with the following:
“6. Voluntary Prepayments. The Borrower shall have the right, upon five (5) days prior written notice to the Lender (which notice shall include a waiver by the Borrower of the Ownership Limitation (as defined below) but not the NASDAQ Condition or the CFIUS Condition (as defined below)), to repay all, but not less than all, Obligations outstanding under this Secured Note in full, in cash (subject to clause (b) of this paragraph), at any time prior to the Maturity Date subject to: (a) the Borrower paying the Lender a prepayment fee equal to ten percent (10%) of the outstanding Obligations due under this Secured Note on the date of the payment (the “Prepayment Fee”), or (b) if Lender elects within five (5) days of the Borrower’s notice of its intention to prepay under this provision, conversion of some or all of the outstanding Obligations into Common Stock in accordance with the terms of Section 13 of this Secured Note and the payment of cash in accordance with clause (a) of this paragraph of any balance of the value of the outstanding Obligations remaining after the conversion elected by the Lender. Any prepayments that do not include the Prepayment Fee shall be void.

Section 2. The language of the introductory paragraph to Section 13 and Section 13(a) of the Secured Note is hereby stricken and replaced with the following:

    “Section 13. Conversion. Notwithstanding anything to the contrary in this Secured Note, unless and until shareholder approval of the issuance of Common Stock by the Borrower is obtained by the Borrower, the conversion of Obligations pursuant to this Secured Note shall be limited to the number of shares of Common Stock issuable upon conversion of this Secured Note and any other conversion or exercise of any other securities of the Borrower which would result in (i) the Lender’s beneficial ownership of Common Stock being at or below 19.99% of the Borrower’s outstanding shares on any date of determination (the “NASDAQ Condition”), and (ii) the Lender being in compliance with the CFIUS Condition.”
“(a)     Optional Conversion. Subject to limitations on the number of shares to be issued as set forth in the CFIUS Condition and the NASDAQ Condition, notwithstanding anything to the contrary contained herein, in lieu of Borrower making cash payments of principal and accrued interest due to the Lender pursuant to the terms of this Secured Note, for the Total Commitment Amount, the Lender, in its sole discretion, at any time or from time to time, may elect to convert some or all of the outstanding Obligations into that number of shares of Common Stock at a conversion price equal to the lower of (i) the most recent closing price of the Borrower’s Common Stock as reported on Nasdaq as of Original Issuance Date or (ii) the five (5) day average closing price of the Borrower’s Common Stock as reported on Nasdaq for the five (5) trading days immediately preceding the Original Issuance Date (such amount, acknowledged by the Parties to equal $0.52908, the “Conversion Price”). The Lender shall provide a written notice to the Borrower of Lender’s election to convert specifying the dollar amount of Obligations to be converted, and upon delivery of such notice to the Borrower the Lender shall be treated for all purposes as the record holder of such shares of Common Stock as of the date of the Lender’s delivery to the Borrower of the applicable notice of election to convert.

Section 3. A new Section 13(c) of the Secured Note is hereby added to read as follows:
“(c)     Notwithstanding anything to the contrary herein, the Borrower shall not effect any conversion of this Secured Note or of that certain Secured Convertible Promissory Note dated October 24, 2024, by Borrower in favor of the Lender, as amended (the “Second Secured Note”), or exercise any of the Class A Common Stock Purchase Warrants issued to the Lender pursuant to this Secured Note or the Second Secured Note (the “Warrants”), and the Lender shall not be entitled to convert this Secured Note or the Second Secured Note or exercise any of the Warrants for a number of shares of Common Stock in excess of that number of shares of common stock which, upon giving effect or immediately prior to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Lender, any of its “affiliates” (as such term is defined in Rule 144 under the Securities Act) (“Affiliate”) and any natural persons or legal entities (each, a “Person”) who are members of a Section 13(d) group with the Lender or its Affiliates to exceed 4.99% (the “Ownership Limitation”) of the total number of issued and outstanding shares of Common Stock of the Borrower following such conversion or exercise. For purposes of this paragraph, beneficial ownership and whether a holder is a member of a Section 13(d) group shall be calculated and determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder. Upon the written request of the Lender, the Borrower shall within one (1) trading day confirm in writing or by electronic mail to the holder the number of shares of Common Stock then outstanding. By written notice to the Borrower, the Lender may, from time to time increase or decrease the Ownership Limitation to any other percentage, with agreement of the Borrower in the case of any decrease below 4.99% or increase above 9.99%; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Borrower. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 13(c) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 13(c) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Section 4. As soon as practicable, but in no event later than December 10, 2024, the Borrower shall file with the SEC a registration statement on Form S-1 (the “Registration Statement”) registering the resale by the Lender of all shares of Common Stock issuable from time to time upon (i) conversion of the Secured Note, (ii) conversion of that certain Secured Convertible Promissory Note dated October 24, 2024, by Borrower in favor of the Lender, as amended (the “Second Secured Note”), and (iii) exercise of the Class A Common Stock Purchase Warrants issued to the Lender pursuant to the Secured Note or Second Secured Note (the “Warrants”). The Company shall use commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable and to keep such registration statement effective at all times until the later of (a) the Borrower no long owns any shares of Common Stock issued upon conversion of the Secured Note or the Second Secured Note, or upon exercise of the Warrants, (b) the Borrower no longer has a right to convert any amounts owed under the Secured Note or the Second Secured Note into shares of Common Stock, and (c) the Warrants have all expired or been exercised in full. The Company shall prepare and make all required filings and submissions with the Nasdaq Stock Market LLC in connection with the shares registered under such Registration Statements. The Company shall take all actions necessary to list all shares of Common Stock covered by the Registration Statement on the Nasdaq Stock Market LLC, to have legends to removed once the Registration Statement is effective and otherwise enable such shares to be freely tradeable at all times.

Section 5. The Borrower and Lender hereby confirm that the Secured Note remains in full force and effect except as expressly provided herein, and all other terms and conditions of the Secured Note shall remain unchanged.

[Signature Page Follows]

IN WITNESS WHEREOF, this First Amendment to the Secured Note has been executed and delivered by its duly authorized representative as of November 30th, 2024.
BORROWER: MOMENTUS INC.
By: /s/ John Rood
Name: John Rood
Title: CEO

LENDER:
SPACE INFRASTRUCTURES VENTURES, LLC

By: /s/ Jose Alonso
Name: Jose Alonso
Title: CEO